SCHEDULE A

                                     FUNDS
                          (DATED AS OF APRIL 15, 2020)


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                                                  ANNUAL RATE
                     Series                       OF AVERAGE     EFFECTIVE
                                                   DAILY NET       DATE
                                                    ASSETS
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First Trust/Dow Jones Dividend &                     0.60%      04/18/2012
   Allocation Portfolio
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First Trust Multi Income Allocation Portfolio        0.60%       5/1/2014
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First Trust Dorsey Wright Tactical Core              0.35%      10/31/2015
   Allocation Portfolio
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First Trust Capital Strength Portfolio               0.50%      04/15/2020
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First Trust International Capital Strength           0.60%      04/15/2020
   Portfolio
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